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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MGIC INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGIC
Investment
Corporation

Notice
of 2005
Annual
Meeting
and
Proxy
Statement

2004
Annual
Report
to
Shareholders
MGIC Investment Corporation
March 31, 2005
Dear Shareholder:
      On behalf of the Board of Directors of MGIC Investment Corporation, it is my pleasure to invite you to attend the Annual Meeting of Shareholders to be held on Thursday, May 12, 2005, at the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.
      At the meeting, shareholders will be asked to elect four directors, approve a proposal to amend to the company’s Stock Incentive Plan, approve a performance formula for annual bonus awards to the company’s executive officers, and ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent accountants for 2005. We will also report on our business.
      Your vote is important. Even if you plan to attend, to be sure that your shares are represented at the meeting, we encourage you to sign the enclosed card designating the proxies to vote your shares. Please read the Proxy Statement for more information about the matters to be considered at the meeting and the voting process.
      Our Annual Report to Shareholders follows the Proxy Statement in this booklet.
Sincerely,
Curt S. Culver
Chairman, President and
Chief Executive Officer

MGIC Investment Corporation
Notice of Annual Meeting of Shareholders
To Be Held On
May 12, 2005
To the Shareholders of
     MGIC Investment Corporation:
      The Annual Meeting of Shareholders of MGIC Investment Corporation, a Wisconsin corporation, will be held at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on May 12, 2005, at 9:00 a.m., to vote on the following matters:

(1)	Election of a class of four directors to serve a three-year term expiring at the 2008 Annual Meeting;

(2)	Approval of a proposal to amend the MGIC Investment Corporation 2002 Stock Incentive Plan;

(3)	Approval of a performance formula for annual bonus awards to the company’s CEO and other executive officers;

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2005; and

(5)	Any other matters that may be properly brought before the meeting.
      The Board of Directors has fixed the close of business on March 11, 2005, as the record date to determine the shareholders entitled to notice of and to vote at the meeting.
By Order of the Board of Directors
Jeffrey H. Lane, Secretary
Milwaukee, Wisconsin
March 31, 2005
YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

MGIC Investment Corporation P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201
Proxy Statement
         This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about March 31, 2005, in connection with the solicitation of proxies on behalf of the Board of Directors of MGIC Investment Corporation (the “Company”), a Wisconsin corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 12, 2005. The Annual Meeting will be held at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin.
Voting Matters
Record Date Information
      You are entitled to one vote for each share of Common Stock registered in your name in the Company’s records on March 11, 2005. On that date, 95,463,858 shares of the Company’s Common Stock were outstanding and entitled to vote.
Voting by Proxies
      The enclosed proxy card is solicited by the Board of Directors of the Company. Your shares will be voted at the meeting by the named proxies in accordance with the choices you specify on the proxy card. If you sign and return a proxy card without giving specific choices, your shares will be voted as follows:
      FOR — Election to the Board of the four individuals nominated by the Board of Directors;
      FOR — Approval of a proposal to amend the MGIC Investment Corporation 2002 Stock Incentive Plan;
      FOR — Approval of a performance formula for annual bonus awards to the Company’s CEO and other executive officers;
      FOR — Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2005; and
      On such other matters as properly come before the meeting, in the best judgment of the named proxies.
      If your shares are held in the name of a broker, bank or other nominee, or in the Company’s Profit Sharing and Savings Plan and Trust, you should be receiving with this Proxy Statement instructions from them on how you can vote your shares.
How to Revoke a Proxy
      You may revoke your proxy instructions at any time before your shares have been voted by advising the Secretary of the Company in writing or by signing and delivering a proxy card with a later date. If you attend the meeting, you may withdraw your proxy and vote shares registered in your name in person. If your shares are held in the name of a broker or other nominee, or in the Company’s Profit Sharing and Savings Plan and Trust, you must follow their instructions on how to revoke your vote.
How Votes are Counted
      A quorum is necessary to hold the meeting and will exist if a majority of the outstanding shares of Common Stock entitled to vote are represented at the meeting. Votes cast by proxy or in person at the meeting will be counted at the meeting by representatives of Wells Fargo Bank Minnesota, N.A., the transfer agent and registrar of the Company’s Common Stock, which has been appointed by the Company to act as inspector of election for the meeting. Abstentions will be counted for purposes of determining the presence of a quorum, but do not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of “votes cast.”
      A “broker non-vote” occurs when a broker or other nominee does not have authority to vote on a particular matter without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-vote shares will be counted for purposes of determining the presence of a quorum, but will be disregarded in the calculation of “votes cast.”
Annual Report to Shareholders
       The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004, follows this Proxy Statement. The Annual Report to Shareholders is a separate report and should not be considered a part of this Proxy Statement.

Stock Ownership
       The following table gives information about shareholders who were beneficial owners of more than 5% of the Common Stock as of December 31, 2004, based on information filed with the Securities and Exchange Commission. The table also shows the Common Stock beneficially owned by each executive officer named in the Summary Compensation Table of this Proxy Statement and by all directors and executive officers as a group (the “Group”). Unless otherwise noted, the persons listed in the table have sole voting and investment power over their shares, and information regarding persons in the Group is given as of February 15, 2005.

	Shares Beneficially	Percent
Name	Owned	of Class

Legg Mason Funds Management, Inc.	15,874,380	16.49%
Legg Mason Capital Management, Inc.
100 Light Street
Baltimore, Maryland 21202 (1)
Citigroup Inc.	5,569,568	5.78%
399 Park Avenue
New York, NY 10043 (2)
Janus Capital Management LLC	4,885,359	5.07%
100 Fillmore Street
Denver, Colorado 80206 (3)
FMR Corp.	4,871,915	5.06%
82 Devonshire Street
Boston, Massachusetts 02109 (4)
Curt S. Culver (5)	714,176	*
J. Michael Lauer (5)	300,234	*
Lawrence J. Pierzchalski (5)	192,092	*
Patrick Sinks (5)	108,545	*
Jeffrey H. Lane (5)	166,715	*
All directors and executive officers as a group (17 persons) (5)(6)	1,780,525	1.85%

* Less than 1%
(1) For all shares listed voting and investment power are shared. Includes 11,301,255 shares as to which accounts are managed by Legg Mason Funds Management, Inc., a registered investment adviser. Legg Mason Value Trust, Inc., a registered investment company managed by Legg Mason Funds Management, Inc., manages 7,600,000 of such shares. Also includes 4,573,000 shares as to which accounts are managed by Legg Mason Capital Management, Inc., a registered investment adviser.
(2) For all shares listed voting and investment power are shared. Includes 5,494,586 shares held by subsidiaries of Citigroup Global Markets Holdings Inc.
(3) Includes 4,287,859 shares beneficially owned by accounts as to which Janus Capital Management LLC, and its direct and indirect subsidiaries, each a registered investment adviser, provide investment advice, and 597,500 shares as to which voting and investment power are shared.
(4) Includes 4,681,430 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and wholly-owned subsidiary of FMR Corp., and 181,870 shares beneficially owned by Fidelity Management Trust Company (“Fidelity Trust”), a bank and wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the investment companies for which Fidelity acts as investment adviser (“Funds”) each has sole investment power as to the 4,681,430 shares owned by the Funds; the Funds’ Boards of Trustees have sole voting power as to such shares. Mr. Johnson and FMR Corp., through its control of Fidelity Trust, each has sole investment power as to 181,870 shares owned by the institutional accounts managed by Fidelity Trust, sole voting power as to 170,070 of such shares and no voting power as to 11,800 of such shares. Also includes 8,500 shares beneficially owned by Fidelity International Limited (“FIL”). Mr. Johnson is Chairman of FIL and FMR Corp., and with members of his family owns 39.89% of the FIL voting stock. Mr. Johnson and members of his family own approximately 49% of the voting stock of FMR Corp. and through such ownership and a shareholders’ voting agreement may be deemed to form a controlling group with respect to FMR Corp.
(5) Includes shares which the named executive officers had the right to acquire on, or within 60 days after, February 15, 2004, under stock options granted to executive officers as follows: Mr. Culver — 524,509; Mr. Lauer — 191,800; Mr. Pierzchalski — 141,800; Mr. Sinks — 39,500; Mr. Lane — 84,485; and the Group — 1,066,194. Also includes shares held in the Company’s Profit Sharing and Savings Plan and Trust as follows: Mr. Culver — 12,369; Mr. Lauer — 10,335; Mr. Sinks — 1,601; and the Group — 33,677. Also includes restricted shares over which the named executive officer has sole voting power but no investment power as follows: Mr. Culver — 131,093; Mr. Lauer — 45,695; Mr. Pierzchalski — 45,366; Mr. Sinks — 55,559; and Mr. Lane — 43,608. Also includes shares for which voting and investment power are shared as follows: Mr. Lauer — 50,884; and the Group — 58,042. Excludes shares, beneficial ownership of which is disclaimed, which are held as custodian for children or owned by spouses or trusts as follows: Mr. Lauer — 1,600; and the Group — 1,735.
(6) Includes an aggregate of 31,755 share units held under the Deferred Compensation Plan over which there is neither investment nor voting power. See “The Board of Directors and Its Committees — Compensation of Directors — Deferred Compensation Plan.” Also includes an aggregate of 383,722 restricted shares held by the Group. The beneficial owners have sole voting power but no investment power over these shares.

Item 1 — Election of Directors
The Board of Directors
      The Board of Directors is divided into three classes, with the directors of each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a three-year term. If a nominee for director is not available for election, the proxies will vote for another person proposed by the Board of Directors, or as an alternative, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.
      Under the Company’s Bylaws, written notice of nominations by shareholders for election to the Board must have been received by the Secretary no later than February 16, 2005. No notice of any such nominations was received. As a result, no other nominations for election to the Board of Directors may be made by shareholders at the Annual Meeting.
      Mr. Culver, the Company’s Chief Executive Officer, is also Chairman of the Board. The Corporate Governance Guidelines of the Board of Directors (see “The Board of Directors and Its Committees”) provide that a director who is an officer of the Company and leaves the Company must resign from the Board.
Nominees for Director
      The Board of Directors, upon the recommendation of the Board’s Management Development, Nominating and Governance Committee, has nominated four incumbent directors for re-election to serve a three-year term of office ending at the time of the 2008 Annual Meeting:
Mary K. Bush
David S. Engelman
Kenneth M. Jastrow, II
Daniel P. Kearney
      The principal occupation, business experience for at least the past five years and committee assignments of the nominees and the directors continuing in office are described below. Also listed are other publicly traded companies of which a director is a director and certain other board memberships.
Shareholder Vote Required
      Each nominee who receives a plurality of the votes cast at the meeting will be elected a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed and do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the votes cast.
      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE. PROXIES WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS.

	Shares
	Beneficially
	Owned(1)

NOMINEES FOR DIRECTOR Term Ending 2008
Mary K. Bush, 56, a Director since 1991, has been President of Bush International, a financial advisory firm, since 1991. Ms. Bush was Managing Director and Chief Operating Officer of the Federal Housing Finance Board, a U.S. government agency, from 1989 to 1991, Vice President-International Finance of the Federal National Mortgage Association, a secondary mortgage institution, from 1988 to 1989, and served the President of the United States as a member of the Board of the International Monetary Fund from 1984 to 1988. She is a Director of Brady Corporation, Briggs & Stratton Corp. and the Pioneer Family of Mutual Funds, and a member of the Advisory Board of Washington Mutual Investors Fund. Ms. Bush is Chairperson of the Audit Committee of the Board of Directors.	9,581	(2)(3)
David S. Engelman, 67, a Director since 1993, has been a private investor for more than five years, having served as President and Chief Executive Officer, on an interim basis, of Fleetwood Enterprises, Inc., a manufacturer of recreational vehicles and manufactured housing, from February to August 2002. He is a Director of Fleetwood Enterprises, Inc. and Fieldstone Investment Corporation. Mr. Engelman is a member of the Risk Management Committee and the Securities Investment Committee of the Board of Directors.	11,057	(2)(3)(4)
Kenneth M. Jastrow, II, 57, a Director since 1994, has been Chairman and Chief Executive Officer of Temple-Inland Inc., a holding company with interests in paper, forest products and financial services, since January 2000. He served as President and Chief Operating Officer of Temple-Inland Inc. from 1998 to 2000 and held senior executive positions with that company and its subsidiaries for more than five years before then. He is a Director of Temple-Inland Inc. and KB Home. Mr. Jastrow is a member of the Executive Committee and Chairman of the Management Development, Nominating and Governance Committee of the Board of Directors.	19,195	(2)(3)

	Shares
	Beneficially
	Owned(1)

Daniel P. Kearney, 65, a Director since 1999, is a business consultant and private investor. Mr. Kearney served as Executive Vice President and Chief Investment Officer of Aetna, Inc., a provider of health and retirement benefit plans and financial services, from 1991 to 1998. He was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1990 to 1991, a principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. He is a Director of Fiserv, Inc. and MBIA, Inc. Mr. Kearney is a member of the Audit Committee and Chairman of the Securities Investment Committee of the Board of Directors.	13,924	(3)
DIRECTORS CONTINUING IN OFFICE Term Ending 2007
James A. Abbott, 65, a Director since 1989, has been Chairman and a principal of American Security Mortgage Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union Mortgage Corporation, a mortgage banking company, from January 1980 to December 1994. Mr. Abbott is a member of the Risk Management Committee of the Board of Directors.	15,339	(2)(3)
Thomas M. Hagerty, 42, a Director since 2001, has been a managing director with Thomas H. Lee Company, a private investment firm, since 1992 and has been with the firm since 1988. Mr. Hagerty previously was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. He is a Director of Fidelity National Financial, Inc. and Metris Companies Inc. In an attempt to preserve the value of an investment in Conseco, Inc. by an affiliate of THL, Mr. Hagerty served as the interim chief financial officer of Conseco, Inc. from July 2000 until April 2001. In December 2002, Conseco filed a petition under the federal bankruptcy code. Mr. Hagerty is a member of the Management Development, Nominating and Governance Committee of the Board of Directors.	11,393	(3)

	Shares
	Beneficially
	Owned(1)

Michael E. Lehman, 54, a Director since 2001, served as Executive Vice President of Sun Microsystems, Inc., a provider of computer systems and professional support services, from July 2000 to September 2002, as Chief Financial Officer from February 1994 to July 2002, and held senior executive positions with Sun Microsystems, Inc. for more than five years before then. He is a Director of Echelon Corporation, NetIQ Corporation and Sun Microsystems, Inc. Mr. Lehman is a member of the Audit Committee of the Board of the Directors.	6,564	(3)
DIRECTORS CONTINUING IN OFFICE Term Ending 2006
Karl E. Case, 58, a Director since 1991, is the Katharine Coman and A. Barton Hepburn Professor of Economics at Wellesley College where he has taught since 1976. Dr. Case has been Visiting Scholar at the Federal Reserve Bank of Boston since 1985. He is a Director of Century Bancorp, Inc. Dr. Case is Chairman of the Risk Management Committee of the Board of Directors.	10,417	(2)(3)
Curt S. Culver, 52, a Director since 1999, has been Chairman of the Board since January 2005 and Chief Executive Officer of the Company since January 2000. Mr. Culver has been President of the Company and Chief Executive Officer of Mortgage Guaranty Insurance Corporation (‘MGIC”) since January 1999, President of MGIC since May 1996, and held senior executive positions with MGIC for more than five years before then. He is a Director of Wisconsin Electric Power Company and Wisconsin Energy Corporation. Mr. Culver is a member of the Executive Committee of the Board of Directors.	714,176	(5)

	Shares
	Beneficially
	Owned(1)

William A. McIntosh, 65, a Director since 1996, was an executive committee member and a managing director at Salomon Brothers Inc, an investment banking firm, when he retired in 1995 after 35 years of service. Mr. McIntosh is a member of the Securities Investment Committee of the Board of Directors.	16,369	(2)(3)
Leslie M. Muma, 60, a Director since 1995, has been Chief Executive Officer of Fiserv, Inc., a financial industry automation products and services firm, since March 1999. Mr. Muma is a Director of Fiserv, Inc. and has been its President since 1984. Mr. Muma is a member of the Executive Committee and the Management Development, Nominating and Governance Committee of the Board of Directors.	25,814	(2)(3)(6)

(1) Ownership information is for shares of Common Stock as of February 15, 2005 and for non-employee directors includes share units held under the Deferred Compensation Plan. See “The Board of Directors and Its Committees — Compensation of Directors — Deferred Compensation Plan.” Unless otherwise noted, all directors have sole voting and investment power with respect to the shares. Common Stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.
(2) Includes 2,000 shares held under the Company’s 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.
(3) Includes restricted stock units representing 500 shares awarded under the Company’s 2002 Stock Incentive Plan which are restricted until January 27, 2006. Directors have sole voting power and no investment power over these shares during the restricted period. Also includes shares held under the Deposit Share Program for Non-Employee Directors under the Company’s 1991 Stock Incentive Plan as follows: Mr. Abbott — 4,889; Ms. Bush — 3,178; Dr. Case — 3,498; Mr. Engelman — 5,551; Mr. Hagerty — 3,181; Mr. Jastrow — 6,733; Mr. Kearney — 3,657; Mr. Lehman — 2,249; Mr. McIntosh — 5,684; and Mr. Muma — 3,232. Directors have sole voting power and no investment power over these shares. Also includes share units (referred to in note (1) above), over which the directors have neither voting nor investment power, as follows: Ms. Bush — 2,429; Dr. Case — 4,379; Mr. Hagerty — 2,712; Mr. Jastrow — 8,816; Mr. Kearney — 4,680; Mr. Lehman — 1,315; and Mr. Muma — 7,424.
(4) Includes 7,158 shares owned by a trust of which Mr. Engelman is a trustee and a beneficiary and as to which Mr. Engelman disclaims beneficial ownership except to the extent of his interest in the trust. Voting and investment power are shared for all shares owned by the trust.

(5) Includes 524,509 shares which Mr. Culver had the vested right to acquire as of February 15, 2005, or which become vested within sixty days thereafter pursuant to options granted to Mr. Culver; 12,369 shares held in the Company’s Profit Sharing and Savings Plan and Trust; and 131,093 restricted shares awarded under the Company’s 1991 and 2002 Stock Incentive Plans, over which Mr. Culver has sole voting power but no investment power.
(6) Includes 9,132 shares owned by a trust of which Mr. Muma is a trustee and a beneficiary and as to which Mr. Muma disclaims beneficial ownership except to the extent of his interest in the trust.
The Board of Directors and Its Committees
Corporate Governance
      The Board of Directors has adopted Corporate Governance Guidelines which are available on the Company’s website (www.mgic.com) under the “Investor” link. Among other provisions, under the Guidelines:

•	A substantial majority of the Board members will be independent directors.

•	A director who retires from his principal employment or joins a new employer shall offer to resign from the Board.

•	A director who is an officer of the Company and leaves the Company must resign from the Board.

•	A director should not be nominated by the Board for re-election if the director would be 70 or more at the date of the Annual Meeting of Shareholders.

•	At the January and October Board meetings and at any additional times determined by the Board, the Board will meet in executive session without the presence of any member of the Company’s management; the Chairman of the Management Development, Nominating and Governance Committee will preside at these sessions.

•	Members of the Company’s senior management should generally be present at Board meetings (other than executive sessions) and Board committee meetings; directors may communicate directly with members of senior management.

•	All members of the Audit Committee and the Management Development, Nominating and Governance Committee must be independent directors, with no member of the Audit Committee directly or indirectly receiving compensation from the Company other than as a director.

•	A meaningful portion of the compensation of directors should consist of longer-term common equity in the Company.

•	The Board may retain outside advisors in its discretion.

•	The Board will conduct a self-assessment annually.

•	Directors who are independent directors will not solicit the Company to make substantial charitable contributions to organizations with which the director has a material relationship.
      Independence: The Guidelines provide that a director is not independent if the director has any of the specific disqualifying relationships with the Company and its consolidated subsidiaries set forth in the Guidelines. These relationships are equivalent to the disqualifying relationships in the independence rules of the New York Stock Exchange, except that the disqualification for board interlocks is more stringent than under such rules. In addition, for a director to be independent under the Guidelines the director may not have a material relationship with the Company in the sense that such relationship could reasonably call into question whether the director is independent from the management of the Company.
      The Board of Directors has determined that Ms. Bush and Messrs. Abbott, Case, Engelman, Hagerty, Jastrow, Kearney, Lehman, McIntosh and Muma are independent directors under the Guidelines and the rules of the New York Stock Exchange. These independent directors are all of the members of the Board other than Mr. Culver, the Company’s Chief Executive Officer.
      The Board made its determination by considering that no disqualifying relationships existed during the periods specified under the Guidelines and the rules of the Exchange. To determine that there were no material relationships, the Board applied categorical standards that it had adopted. Under these standards, a director is not independent if payments under transactions between the Company and a company of which a director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company’s gross revenues. Payments made to and payments made by the Company are considered separately and the threshold is applied to transactions occurring in the last three fiscal years of the other company prior to the date of the determination. The Board’s categorical standards also provide that no director is independent if during the last three fiscal years of the Company the director

•	was an executive officer of a charity to which the Company made contributions,

•	was an executive officer or member of a law firm or investment banking firm providing services to the Company, or

•	had received any direct compensation from the Company other than as a director, or if during such fiscal year a member of the director’s immediate family had received such compensation.
      For purposes of applying the Board’s categorical standards (as well as applying the Guidelines and the rules of the Exchange), the Company consists of MGIC Investment Corporation and its consolidated subsidiaries.
      The committees of the Board of Directors include the Audit Committee. The Board determined that the members of the Audit Committee satisfied the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission.
Board Attendance
      The Board of Directors met five times during 2004. Each incumbent director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served that were held while he or she was a director, except for Mr. Hagerty who due to an extended illness attended five of eight meetings. The Annual Meeting of Shareholders is scheduled in conjunction with a meeting of the Board of Directors and as a result directors are expected to attend the Annual Meeting. Ten of the Company’s directors attended the 2004 Annual Meeting.
Code of Business Conduct
      The Company has a Code of Business Conduct that applies to all employees, including its executive officers. Specified portions of the Code also apply to directors. The Code is available on the Company’s website (www.mgic.com) under the “Investor” link.
Communicating with the Board
      As provided in the Corporate Governance Guidelines, security holders and other interested persons desiring to communicate with the members of the Board, the non-management members of the Board as a group or the Chair of the Management Development, Nominating and Governance Committee, may do so by sending a written communication to the Company’s Secretary. The Secretary shall pass on any such communication, other than a solicitation for a product or service, to the Chair of the Management Development, Nominating and Governance Committee.
Audit Committee
      The members of the Audit Committee are Ms. Bush (Chairperson), Mr. Kearney and Mr. Lehman. The Board has determined that Mr. Lehman is an “audit committee financial expert” as that term is defined in Regulation S-K of the Securities and Exchange Commission. The Audit Committee held twelve meetings during 2004. The Audit Committee Charter is included as Exhibit A to this Proxy Statement. The Charter is also available on the Company’s website (www.mgic.com) under the “Investor” link.
Report of the Audit Committee
      The Audit Committee assists the oversight by the Board of Directors of the integrity of the Company’s financial statements, the qualifications, independence and performance of the independent accountants, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. As provided in the Audit Committee Charter, the ultimate responsibility for the integrity, completeness and fairness of the Company’s financial statements rests with the Company’s management. The Charter provides that the independent accountants are intended to be the primary check on management’s performance in this regard. The ultimate responsibility for the Company’s compliance with legal and regulatory requirements also rests with the Company’s management.
      The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent accountants, the Company’s audited financial statements for the year ended December 31, 2004. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from PwC the written disclosures required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PwC their independence from the Company and its management. None of the officers of the Company having responsibility for finance or accounting matters is a former partner or employee of PwC.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission. These are the same financial statements that appear in the Company’s Annual Report to Shareholders.
      Members of the Audit Committee:
     Mary K. Bush, Chairperson
     Daniel P. Kearney
     Michael E. Lehman
Management Development, Nominating and Governance Committee
      The members of the Management Development, Nominating and Governance Committee are Messrs. Jastrow (Chairman), Hagerty and Muma, each of whom is an independent director as discussed under “Corporate Governance — Independence” above. The Committee held three meetings during 2004. The Committee oversees the compensation program for the CEO and other members of the Company’s senior management, oversees the CEO succession planning process, identifies new director candidates, recommends to the Board its nominees for directors and committee members and reviews the Company’s Corporate Governance Guidelines. The Management Development, Nominating and Governance Committee Charter is available on the Company’s website (www.mgic.com) under the “Investor” link.
      Director Candidates: The Committee identifies new director candidates through recommendations from members of the Committee, other Board members and executive officers of the Company, and will consider candidates who are recommended by security holders, as described below. The Committee and the Board believe that director nominees recommended by the Committee should have an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity and well-respected experience at senior levels of business, academia, government or other fields that will enable the Board to have access to a diverse body of talent and expertise relevant to the Company’s activities. The Committee and the Board also believe that a candidate’s other time commitments, anticipated tenure on the Board given the retirement policy for directors in the Company’s Corporate Governance Guidelines, and whether the candidate will enable the Board to continue to have a substantial majority of independent directors under those Guidelines must be considered for each candidate.
      Security holders who want to recommend to the Committee a candidate for director may do so by submitting to the Company’s Secretary in writing biographical information about the candidate, a description of the candidate’s qualifications and the candidate’s consent to the recommendation. If the candidate is to be considered for nomination at the next Annual Meeting of Shareholders, the submission must be received by December 1 of the year preceding that meeting. Requirements that govern the procedure for shareholders to nominate directors at an Annual Meeting are described under “Other Matters — Shareholder Proposals.”
      The Committee evaluates new director candidates in view of the criteria described above, as well as other factors the Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Committee will evaluate any director candidates recommended by security holders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Committee will review the Board performance of such director and solicit feedback about the director from other Board members.
Other Board Committees
      The other Committees of the Company’s Board are the Risk Management Committee, the Securities Investment Committee and the Executive Committee.

      The purpose of the Risk Management Committee is to have oversight responsibility for management’s operation of the Company’s mortgage insurance business. The members of the Risk Management Committee are Dr. Case (Chairman) and Messrs. Abbott and Engelman. The Risk Management Committee met four times in 2004.
      The purpose of the Securities Investment Committee is to have oversight responsibility for the management of the Company’s investment portfolio and the investment portfolios of the Company’s employee benefit plans by those persons (employees of the Company or external asset managers) who are managing such assets on a day-to-day basis. In addition, the Securities Investment Committee makes recommendations to the Board with respect to the Company’s capital management, including dividend policy, repurchase of shares and external funding. The members of the Securities Investment Committee are Messrs. Kearney (Chairman), Engelman and McIntosh. The Securities Investment Committee met four times in 2004.
      The Charters of the Risk Management Committee and the Securities Investment Committee are available on the Company’s website (www.mgic.com) under the “Investor” link.
      The Executive Committee is established under the Company’s Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporations Law are reserved to the Board itself. The primary purpose of the Executive Committee is to provide an alternative to convening a meeting of the entire Board for transactions that require Board authorization between meetings of the Board. The members of the Executive Committee are Messrs. Culver (Chairman), Jastrow and Muma. The Executive Committee did not meet in 2004 or 2003.
Compensation of Directors
      Annual and Meeting Fees: Directors receive an annual fee for their services of $32,000, plus $3,000 for each Board of Directors meeting attended, and $2,000 for all committee meetings attended on any one day. A director who serves as chairperson of a Board committee other than the Audit Committee receives an additional $5,000 annual fee and the chairperson of the Audit Committee receives an additional $10,000 annual fee. However, directors who are employees of the Company are not compensated for their service as directors. The Company reimburses directors, and for meetings not held on Company premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board of Directors and committee meetings.
      Deferred Compensation Plan: Under the Company’s Deferred Compensation Plan for Non-Employee Directors, an eligible director may elect to defer payment of all or part of the annual and meeting fees until the director’s death, disability, termination of service as a director or to another date specified by the director. A director who participates in this plan may elect to have his or her deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year or to have the fees deferred during a quarter translated into share units. Each share unit is equal in value to a share of the Company’s Common Stock and is ultimately distributed only in cash. If a director defers fees into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on the Company’s Common Stock. Mr. Culver, because of his employment by the Company, is not eligible to participate.
      Deposit Share Program: Under the Deposit Share Program, which is offered to directors under the 2002 Stock Incentive Plan, an eligible director may purchase shares of Common Stock from the Company at fair market value which are then held by the Company. The amount that may be used to purchase shares cannot exceed the annual and meeting fees for the preceding year. The Company matches each of these shares with one and one-half shares of restricted Common Stock (“Restricted Stock”) or, beginning with the 2005 Program, and at the election of the director, Restricted Stock Units (“RSUs”). A director who had deferred annual and meeting fees during the preceding year into share units (see “Deferred Compensation Plan” above) may reduce the amount that would otherwise be required to be used to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred is treated as if shares had been purchased and one and one-half shares of Restricted Stock (or RSUs) are awarded for each such share.
      Beginning with the 2005 Program, the Restricted Stock and RSUs vest on the first anniversary of the award. Under the prior Program vesting occurred on the third anniversary of the award unless a director chose an extended vesting date. Except for gifts to family members, the Restricted Stock may not be transferred prior to vesting; RSUs are not transferable. If the shares have not vested when a director’s service on the Board of Directors ends, they will be forfeited unless service as a director ends on account of the director’s death or certain events specified in the agreement relating to the Restricted Stock and RSUs or the Management Development, Nominating and Governance Committee waives the forfeiture. All of the director’s shares of Restricted Stock and RSUs vest on death. The shares of Restricted Stock and RSUs will immediately become vested upon a change in control of the Company, as defined by the agreement relating to the Restricted Stock and RSUs. Once vested, RSUs are settled in Common Stock as promptly as practicable after the director ceases to be a member of the Board. If RSUs are outstanding on the record date for a cash dividend on the Common Stock, a cash payment will be made to the director equal to the dividend that would have been paid had the shares of Common Stock underlying the RSUs been outstanding on the record date. Only directors who are not employees of the Company are eligible to participate in the Program. Mr. Culver, because of his employment by the Company, is not eligible.
      RSU Award Program: Under a program approved in January 2005, each director of the Company who is not an employee of the Company will be awarded annually under the 2002 Stock Incentive Plan RSUs representing 500 shares of Common Stock. The RSUs vest on the first anniversary of the award date, or upon the earlier death of the director. Once vested, the RSUs are settled in Common Stock as promptly as practicable after the director ceases to be a member of the Board. If RSUs are outstanding on the record date for a cash dividend on the Common Stock, a cash payment will be made to the director equal to the dividend that would have been paid had the shares of Common Stock underlying the RSUs been outstanding on the record date.
      Former Restricted Stock Plan: Non-employee directors elected to the Board of Directors before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under the Company’s 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director of the Company by reason of death, disability or retirement, as defined by the agreement relating to the shares, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator. In 1997, the Board decided that no new awards of Common Stock would be made under the plan.
      Other: The Company also pays premiums for directors and officers liability insurance under which the directors are insureds.
Stock Ownership Guideline
      The Board has adopted a stock ownership guideline for directors under which each member of the Board is expected to own stock in the Company having a value equal to five times the annual fee for serving on the Board. See “Compensation of Directors — Annual and Meeting Fees.” Stock owned consists of shares owned outright by the director (including under RSUs that have vested but which have not been settled) and 55% of the market value of Restricted Stock and shares underlying RSUs that are scheduled to vest within the next year. Directors are expected to achieve the ownership guideline within four years after joining the Board. As of February 15, 2005, all directors meet the ownership guideline.

Report of the Management Development, Nominating and Governance Committee on Executive Compensation
       The Management Development, Nominating and Governance Committee (“Committee”) of the Board of Directors submits this report on the compensation of the Company’s executive officers for 2004.
Executive Compensation Program
      The Company’s executive compensation program is designed to attract, retain, motivate and reward high-quality professionals. The principal objectives of the program are to:

•	link compensation to Company performance by making an executive’s annual bonus opportunity a substantially more significant portion of annual compensation than base salary,

•	align the interests of management and shareholders by providing a substantial portion of an executive’s compensation opportunity in the form of equity in the Company; and

•	maintain competitive levels of total compensation.
      The key components of the Company’s executive compensation program for 2004 were base salary, annual performance bonus, restricted stock and stock options. Consistent with the Committee’s past practice, the base salary, restricted stock and stock option components of the program were determined at the Committee’s January 2004 meeting, while the annual bonus award was determined at the Committee’s January 2005 meeting.
      The materials provided to the Committee in advance of its January 2005 meeting included a schedule that set forth for the CEO and each of the other executive officers named in the Summary Compensation Table projected amounts for base salary for 2005, annual bonus for 2005 performance, restricted stock awards and payments to the CEO and two other executive officers on account of the elimination of a Company-provided split dollar life insurance benefit as described in “Other Matters — Split Dollar Life Termination” below in this report. The schedule set forth actual retirement benefits earned as of January 1, 2005 and payable at age 62 under the Company’s pension and supplemental retirement plans described under “Executive Compensation — Pension Plan.” This schedule also described payments that could be made under the change of control agreements described under “Executive Compensation — Change of Control Agreements.”
      The Committee periodically receives competitive pay reports from an independent compensation consultant comparing the salary, bonus and long-term incentives of the Company’s executive officers to the amounts paid by a comparison group of companies. These reports generally cover the CEO individually and the other four highest paid executive officers as a group. The individual companies in the comparison group have changed over time but the group has generally consisted of financial services companies, including mortgage insurance companies.
Base Salary
      The Committee’s philosophy is to target base salary range midpoints for executive officers at the median compensation levels for comparable positions in a comparison group of companies. The Committee’s compensation consultant provided a competitive pay report to the Committee at the Committee’s October 2004 meeting in connection with the Committee’s review of base salaries for 2005 that would be approved by the Committee at its January 2005 meeting. For meetings of the Committee, at which base salary for the ensuing year is determined, but at which a competitive pay report was not provided to the Committee, such as the meeting of the Committee that occurred in January 2004, the Committee has adjusted salary ranges and base salaries based upon compensation survey data that covers the projected average base salary midpoint increase for officer and executive positions in financial services companies.
      Mr. Culver’s base salary is addressed under “Compensation of the Chief Executive Officer” below. For 2004, excluding Patrick Sinks, whose base salary adjustment is discussed below, the Committee increased the salary range midpoints of the other executive officers by an average of 2.7%, representing the approximate average salary midpoint movement reflected in the compensation survey data, and increased the salaries of those executives who were below their adjusted salary midpoints to approximate the new midpoint of their respective positions. Mr. Sinks’s base salary was increased by 24% to reflect his promotion in January 2004 to Executive Vice President-Field Operations. Following this increase, Mr. Sinks’s base salary was below the midpoint for his new position. The salaries shown for the named officers in the Summary Compensation Table which follows this report reflect payment for the first three months of the year at the salary rates in effect prior to the adjustments, which became effective in April 2004.
Annual Performance Bonus
      Annual bonuses are awarded to executive officers in January of each year based upon Company and individual performance. The Committee determines the bonus awards for executive officers based upon the goals in the Company’s financial plan for the prior year (including the Company’s earnings), which the Committee may review in light of the business environment in which the Company operated during the prior year. For 2004, for executive officers to have been eligible for maximum bonus awards, the Company’s earnings must have exceeded a target amount established by the Committee in January 2004. For 2004, the Committee set the target at an amount equal to the earnings projected in the Company’s 2004 financial plan.
      In January 2004, the Committee established three tiers of bonus opportunities for executive officers covering 2004 performance, with maximums ranging from 120% to 200% of base salary in effect at the time of the bonus award. The maximum bonus level for each executive officer was determined by the Committee based upon Mr. Culver’s recommendations. Mr. Culver’s recommendations generally reflected his subjective judgment regarding the ability of each executive officer to influence the Company’s competitiveness and profitability and to contribute to the improvement of the Company’s operations.
      Actual bonus amounts paid to the executive officers were determined in January 2005, based upon, among other factors, the Company’s earnings compared to the earnings target established a year earlier, the Committee’s assessment of the Company’s business environment and for bonus awards for executive officers other than Mr. Culver, giving consideration to Mr. Culver’s recommendations. Mr. Culver’s recommendations were based, in general, on his subjective evaluation of each executive’s performance during 2004 and on the Company’s earnings for the year.
      For 2004, as in past years, an executive officer could elect to receive up to one-third of his bonus in the form of shares of restricted stock with an equivalent market value at the time of the award. When restricted stock was elected, the Company awarded one and one-half matching shares for each restricted shared elected. The balance of the annual bonus was paid in cash. Full ownership of the restricted shares for up to one-third of the bonus vests one year from the date of award. Full ownership of the matching restricted shares vests three years from the date of award.
Stock Options and Performance Restricted Stock
      Under the Company’s stock incentive plan, stock options are granted at the market value on the date of grant. As a result, executive officers will realize a gain from the options only if the price of the Company’s Common Stock increases in the future.
      Beginning in 1999, stock options were awarded to executive officers by the Committee on an annual basis and beginning in 2000, awards were made at the Committee’s January meeting. The number of options granted is within the discretion of the Committee, although the Committee has generally awarded options based on the executive’s salary grade level. Information on the stock option grants during 2004 to Mr. Culver and the other named executive officers is set forth in the table under “Executive Compensation — Option Grants in 2004.” The options granted in 2004 (as well as in the prior three years) vest ratably over a five-year period on the basis of continuing employment.
      The options awarded in January 2000 (which have an exercise price of $45.375 per share) provided for vesting on the first five anniversaries of the grant based on achievement of corporate performance goals established by the Committee. Any portion of these options that had not vested by the fifth anniversary in January 2005, vest in January 2009 if the executive is still employed at that time. The performance goal for these options was based on a five-year aggregate earnings per share target and an annual threshold increase in earnings per share of at least 10%. The earnings per share threshold was achieved for 2004 and 18% of the options vested in January 2005. Because the earnings per share threshold was not achieved for either of the preceding two years no portion of these options vested in January 2003 or 2004, and 47% of these options will not vest until January 2009.
      To place additional emphasis on restricted stock with a performance feature as a method of compensating executive officers, the Committee reduced the number of stock options that were awarded to these executives in 2003 and 2004, compared to the awards made in 2002, and awarded restricted stock that is eligible to vest during the first five years after the award based on the achievement of a performance goal approved by the Committee. Any restricted stock that has not vested by the fifth anniversary is forfeited. Additional information on such restricted stock granted during 2004 to Mr. Culver and the other named executive officers appears under “Executive Compensation — Long-Term Incentive Plans — Awards in Last Fiscal Year.”
Compensation of the Chief Executive Officer
      Mr. Culver’s base salary was increased by the Committee in January 2004 by 4.0% to $650,000, an amount equal to the Company’s salary range midpoint for the Chief Executive Officer position. For 2004, the Committee assigned Mr. Culver to the bonus tier with the highest bonus opportunity, 200% of his base salary. The Committee’s decision to assign Mr. Culver to this bonus category was based on a subjective evaluation of his ability to influence the Company’s profitability.
      In January 2005, the Committee awarded Mr. Culver a bonus for 2004 of $1,170,000, an amount equal to 180% of his base salary and 90% of his maximum bonus opportunity. The factors considered by the Committee in determining the amount of Mr. Culver’s bonus were the Company’s performance in 2004 with respect to the goals in the financial plan for the year, including the Company’s 2004 earnings, which significantly exceeded the earnings goal for the year, and the Committee’s favorable evaluation of Mr. Culver’s general job performance. (In January 2004, the Committee had awarded Mr. Culver a bonus for 2003 of $625,000, which was 100% of his base salary and 50% of his maximum bonus opportunity; and in January 2003, the Committee awarded Mr. Culver a bonus for 2002 of $630,000, which was 105% of his base salary and 52.5% of his maximum bonus opportunity.)
      Two-thirds of the bonus for 2004, or $780,392, was paid in cash, and pursuant to Mr. Culver’s election to receive one-third of his bonus in restricted stock (as described under “Annual Performance Bonus” above), Mr. Culver was awarded 6,063 shares of restricted Company stock, representing one-third of his bonus, and 9,094 additional shares representing the matching shares awarded on account of Mr. Culver’s election. All of the restricted stock was valued at the then current market price ($64.26) per share. The shares representing one-third of Mr. Culver’s bonus will vest in January 2006 and the remaining shares will vest in January 2008, in each case if Mr. Culver continues to be employed by the Company through the vesting dates.
      Mr. Culver was granted stock options on 80,000 shares in January 2004. The options have a term of ten years and vest at a rate of 20% each year over the next five years (subject to acceleration under certain circumstances) based on continued employment. The options are exercisable at $68.20 per share, the closing price of the Common Stock on the New York Stock Exchange on the date of the grant. Mr. Culver was also granted 32,000 shares of restricted stock in January 2004 that is eligible to vest based on the achievement of a performance goal as described under “Executive Compensation — Long-Term Incentive Plans — Awards in Last Fiscal Year.”
Tax Deductibility Limit
      Under the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the Summary Compensation Table for that year is not deductible. The deduction for compensation arising from the exercise of stock options should not be subject to such limit. As a result of approval by shareholders at the 2003 Annual Meeting of performance goals for restricted stock awards, the deduction for restricted stock granted with performance features should also not be subject to such limit. At the Annual Meeting this year, shareholders are being asked to approve a performance formula for annual bonus awards to executive officers. See “Item 3 — Approval of a Performance Formula for Annual Bonus Awards to the Company’s CEO and Other Executive Officers.” If the performance formula is approved by shareholders, bonus amounts awarded to executive officers under the formula after such approval should be deductible by the Company and should not be subject to such limit. The Committee believes that the effect on income tax expense for 2004 of compensation that is subject to the limit on deductibility was not material to the Company and that the effect of such compensation awarded for 2004 on future income tax expense will not be material.
Other Matters
      Split Dollar Life Termination: For many years the Company had in effect a split dollar life insurance program under which the Company paid premiums for life insurance policies covering the CEO and Executive Vice Presidents. The policies were owned by these officers and the premiums paid were required to be repaid to the Company from the policies when the employment of the officer ended. The Sarbanes-Oxley Act of 2002 has been viewed as prohibiting a public company from paying such premiums when the insured is an executive officer. As a result, the Company did not pay any premiums for the policies after the effective date of that Act. To compensate Messrs. Culver, Lauer and Pierzchaksi for the loss of this benefit, the Company made cash payments to them in 2004 of $46,666, $10,515 and $14,200, respectively. The present value of this cash payment and other payments to be made in the future with the approval of the Committee during the period that premiums were required to keep the policies in force represented the approximate present value cost to the Company had the program continued until an assumed employment termination date.
      Employment Agreements: No executive officer has an employment or severance agreement, other than an agreement that provides employment and severance benefits following a change of control of the Company and the termination (or constructive termination) of the executive’s employment, as described under “Executive Compensation — Change of Control Agreements.”
      Perks: Perquisites (also known as “perks”) provided by the Company to executive officers are generally reimbursement of: club dues and expenses; tax counsel and tax preparation services for the CEO and CFO; depending on the executive’s age, the cost of an annual or bi-annual medical examination; and commercial aircraft travel, accommodation and related expenses of spouses who accompany executives to business-related events in which spouses of customers are present. During 2004, as in past years, there was no personal use of general aviation aircraft in which the Company has an interest. The Company also provides executive officers with a covered parking space at the Company’s headquarters.
      Stock Ownership Guidelines: The Committee has adopted stock ownership guidelines for executive officers. Stock ownership under these guidelines is a multiple of the executive’s base salary, with the multiple determined by the executive’s bonus tier. For the CEO, the value of stock owned is five times base salary; for the executive officers named in the Summary Compensation Table, the multiple is four times base salary; and for other executive officers, the multiple is three times base salary. Stock owned consists of shares owned outright by the executive (including shares in the executive’s account in the Company’s 401(k) plan), 55% of the difference between the market value of stock underlying vested stock options and the exercise price of those options, and the market value of restricted stock and shares underlying restricted stock units that are scheduled to vest within the next year. As of December 31, 2004, Mr. Culver and each of the other executive officers named in the Summary Compensation Table met these stock ownership guidelines.

Members of the Management Development, Nominating and Governance Committee:
Kenneth M. Jastrow, II, Chairman
Thomas M. Hagerty (a member of the Committee
     since May 2004)
Leslie M. Muma

Performance Graph
       The following graph compares the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Financials Index (the industry index which includes the Company). The graph assumes $100 was invested on December 31, 1999, in each of the Company’s Common Stock, the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Financials Index, and that all dividends were reinvested. The subsequent year-end values are shown in the table below the graph.

	2000	2001	2002	2003	2004

	($)
S&P 500	91	80	62	80	89
S&P 500 Financials	126	114	98	128	142
MGIC Investment Corporation	112	103	69	95	116

Executive Compensation
       The following tables provide information concerning compensation, stock option and restricted stock awards and aggregated stock option exercises as they relate to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or MGIC in 2004, as determined under the rules of the Securities and Exchange Commission. The Company’s retirement benefits are also described below.
Summary Compensation Table

				Long-Term Compensation

		Annual
		Compensation(1)		Awards		Payouts

				Restricted	Securities		All Other
				Stock	Underlying	LTIP	Compensa-
				Awards	Stock	Payouts	tion
Name and Principal Position	Year	Salary($)	Bonus($)	($)(2)	Options(#)	($)(3)	($)(4)

Curt S. Culver	2004	644,231	780,392	973,989	80,000	299,244	60,733
Chairman, President and	2003	619,231	416,922	520,161	80,000	–0–	14,067
Chief Executive Officer	2002	588,462	420,240	524,400	120,000	–0–	60,463

J. Michael Lauer	2004	330,462	299,888	374,122	27,000	100,940	22,115
Executive Vice President	2003	319,231	171,872	214,284	27,000	–0–	11,600
and Chief Financial Officer	2002	305,385	165,451	206,351	40,000	–0–	30,072

Lawrence J. Pierzchalski	2004	319,692	292,687	365,125	27,000	100,940	25,800
Executive Vice President-	2003	299,231	171,245	213,602	27,000	–0–	11,600
Risk Management	2002	283,077	154,782	193,023	40,000	–0–	34,231

Patrick Sinks	2004	303,077	279,184	348,289	40,000	74,811	11,600
Executive Vice President-	2003	247,692	150,116	187,209	20,000	–0–	11,600
Field Operations	2002	216,346	104,084	129,789	20,000	–0–	11,600

Jeffrey H. Lane	2004	266,539	243,177	303,307	27,000	100,940	11,600
Senior Vice President and	2003	252,692	136,073	169,818	27,000	–0–	11,600
General Counsel	2002	239,231	130,756	163,088	40,000	–0–	11,600

(1)	Annual Compensation for the years shown in the table does not include perquisites and other personal benefits because the aggregate amount of such compensation for each of the named individuals in each year did not exceed the disclosure threshold of the rules of the Securities and Exchange Commission. See “Report of Management Development, Nominating and Governance Committee on Executive Compensation — Other Maters — Perks” for a description of perks provided by the Company.

(2)	The amounts shown in this column are the value of restricted shares awarded under the Company’s annual bonus program described under “Report of the Management Development, Nominating and Governance Committee on Executive Compensation — Annual Performance Bonus.” The value is the New York Stock Exchange closing price on the date of the award multiplied by the number of shares. For 2004, 2003 and 2002, restricted shares were awarded as part of the annual bonus as follows: Mr. Culver — 15,157, 7,627 and 12,000, respectively; Mr. Lauer — 5,822, 3,142 and 4,722, respectively; Mr. Pierzchalski — 5,682, 3,132 and 4,417, respectively; Mr. Sinks — 5,420, 2,745 and 2,970, respectively; and Mr. Lane — 4,720, 2,490 and 3,732, respectively. Forty percent of the shares vest on the first anniversary of the award and the remainder on the third anniversary through continued employment. At December 31, 2004, the number of restricted shares held, which also includes the shares described under “Long-Term Incentive Plans — Awards in Last Fiscal Year,” and their value based on the New York Stock Exchange closing price at that date, were as follows: Mr. Culver — 81,129, $5,590,599;

Mr. Lauer — 28,717, $1,978,888; Mr. Pierzchalski — 28,254, $1,946,983; Mr. Sinks — 29,352, $2,022,646; and Mr. Lane — 26,926, $1,855,471. Dividends are paid on all restricted shares.

(3)	The amount shown in this column is the closing price on the New York Stock Exchange of the shares of Common Stock awarded in January 2003 that vested in January 2004. Vesting was determined by the Company’s 2004 diluted earnings per share compared to an earnings target established at the date of the award.

(4)	The amounts shown in All Other Compensation for 2004 for each named executive officer consist of profit sharing contributions of $10,000 and matching 401(k) contributions of $1,600. Also included for Mr. Culver are supplemental long-term disability insurance premiums of $2,467 paid on his behalf, and for Messrs. Culver, Lauer and Pierzchalski payments of $46,666, $10,515 and $14,200, respectively, based on the value of split dollar life insurance premiums formerly paid by the Company on behalf of the executives. The amounts in this column for 2003 and 2002 were primarily profit sharing and matching 401(k) contributions and in addition for 2002, in the case of Messrs. Culver, Lauer and Pierzchalski, premiums for split dollar life insurance.

Option Grants in 2004

	Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to			Grant Date
	Options	Employees in	Exercise Price	Expiration	Present
Name	Granted(#)	Fiscal Year	($/Share)	Date	Value($)

Curt S. Culver	80,000	13.07	68.20	01/28/2014	1,734,400
J. Michael Lauer	27,000	4.41	68.20	01/28/2014	585,360
Lawrence J. Pierzchalski	27,000	4.41	68.20	01/28/2014	585,360
Patrick Sinks	40,000	6.54	68.20	01/28/2014	867,200
Jeffrey H. Lane	27,000	4.41	68.20	01/28/2014	585,360

      The options have a term of ten years and vest 20% on each of the next five anniversaries of the January 28, 2004 grant date (subject to acceleration under certain circumstances) based on continued employment. Grant date present values were determined using a binomial model incorporating the following assumptions: expected stock price volatility of 30.20%; expected life of the options is 5.5 years; an expected dividend yield of 0.25%; and a risk-free rate of return of 3.27%, which was the yield at the grant date on a U.S. Government Zero Coupon Bond with a maturity equal to the expected term of the grant; and an expected forfeiture rate of 9%. Determining the grant date present value by use of this model is permitted by rules of the Securities and Exchange Commission. The inclusion of the model’s determination in the table is not an endorsement or acknowledgement that the model can accurately determine the value of these options. The actual value realized from an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

Aggregated Option Exercises in 2004 and Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options
	Shares Acquired		December 31, 2004		at December 31, 2004(2)
	on Exercise	Value
	During 2004	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	(#)	(#)

Curt S. Culver	35,291	1,251,331	426,509	343,200	10,431,387	4,656,662
J. Michael Lauer	–0–	–0–	159,000	115,000	3,966,547	1,559,180
Lawrence J. Pierzchalski	30,000	1,040,775	109,000	115,000	2,342,922	1,559,180
Patrick Sinks	31,800	781,211	16,500	89,200	214,990	929,497
Jeffrey H. Lane	44,899	1,603,047	93,712	106,900	1,933,933	1,368,546

(1) Value realized is the market value at the close of business on the date immediately preceding the date of exercise less the exercise price. For Messrs. Culver and Lane, other than shares acquired on exercise that were used to satisfy income tax withholding requirements, none of the shares acquired were disposed of in connection with the exercise of the option.
(2) Value is based on the closing price of $68.91 for the Common Stock on the New York Stock Exchange at year-end 2004, less the exercise price.
Long-Term Incentive Plans — Awards in Last Fiscal Year

			Estimated Future Payouts under
	Number of Shares,	Performance or	Non-Stock Price-Based Plans
	Units or Other	Other Period Until
	Rights	Maturation or	Threshold	Target	Maximum
Name	(#)	Payout	(#)	(#)	(#)

Curt S. Culver	32,000	1/28/04 — 1/28/09	11	32,000	32,000
J. Michael Lauer	10,800	1/28/04 — 1/28/09	3	10,800	10,800
Lawrence J. Pierzchalski	10,800	1/28/04 — 1/28/09	3	10,800	10,800
Patrick Sinks	16,000	1/28/04 — 1/28/09	5	16,000	16,000
Jeffrey H. Lane	10,800	1/28/04 — 1/28/09	3	10,800	10,800
      The awards listed in the table are restricted shares that are eligible to vest on the each of the next five anniversaries of the January 28, 2004 grant date in an amount equal to the percentage that the Company’s diluted earnings per share, excluding the after-tax effect of realized gains and losses and extraordinary items, for the year ended prior to the relevant anniversary bears to a specified target. The “Threshold” column assumes that there were no such earnings in any such year other than earnings of $0.01 in one year. Any shares that have not vested by the fifth anniversary are forfeited. Shares are also forfeited upon a termination of employment with the Company, other than as a result of the officer’s death (in which case all of the shares vest). In addition, if employment termination occurs after age 62 and the officer has been employed by the Company for at least seven years, the shares are eligible to continue to vest if the officer enters into a non-competition agreement. Prior to forfeiture, the shares are entitled to vote and to receive dividends but are nontransferable. All shares vest upon a change of control of the Company.

Pension Plan
      The Company maintains a Pension Plan for the benefit of substantially all employees of the Company and maintains a Supplemental Executive Retirement Plan (the “Supplemental Plan”) for designated employees, including executive officers. The Supplemental Plan provides benefits that cannot be provided by the Pension Plan because of limitations in the Internal Revenue Code on benefits that can be provided by a qualified pension plan, such as the Company’s Pension Plan.
      Under the Pension Plan and the Supplemental Plan taken together, each executive officer named above earns an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. At retirement, in general, the annual pension credits are added together to determine the employee’s accrued pension benefit.

However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.
      Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The estimated annual benefits payable upon retirement at age 62 to Messrs. Culver, Lauer, Pierzchalski, Sinks and Lane under the Pension Plan and the Supplemental Plan taken together, based on pension benefits earned through December 31, 2004, and an annual compensation increase of 3%, are $535,106, $156,849, $276,019, $280,673 and $168,968, respectively. If these executive officers had retired effective January 1, 2005, the annual amounts payable to them at age 62 under the Pension Plan and the Supplemental Plan together would have been: Mr. Culver — $255,270; Mr. Lauer — $141,616; Mr. Pierzchalski — $142,483; Mr. Sinks — $95,729; and Mr. Lane — $102,411.
Change of Control Agreements
      Each of Messrs. Culver, Lauer, Pierzchalski, Sinks and Lane is a party to a Key Executive Employment and Severance Agreement with the Company (a “KEESA”). If a change in control of the Company occurs and the executive’s employment is terminated within three years after the change in control (this three-year period is referred to as the “employment period”), other than for cause or disability, or if the executive terminates his employment for good reason, the executive is entitled to a lump sum termination payment equal to twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions. If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced. The executive is also entitled to certain other benefits and the continuation of medical and other specified employee benefits during the remainder of the employment period. The KEESA provides that all unvested stock options and restricted stock become fully vested at the date of the change in control. If the excise tax under Section 280G of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply.
      While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefits.
      The terms “change in control of the Company,” “cause,” “disability” and “good reason” are defined in the KEESA. The Company has entered into the same or similar agreements with 43 other officers.
Other Information
       During 2004, MGIC and other subsidiaries of the Company provided mortgage insurance and other services to, or received services from, unaffiliated companies of which certain non-employee directors were executive officers, directors or 10% or greater equity owners. These transactions were made in the ordinary course of business, represented less than 2% of the consolidated revenues of the Company and these other companies and are not considered material to the Company. Similar transactions are expected in 2005.
      The Company’s long standing principal outside legal counsel is Foley & Lardner. The spouse of the Company’s General Counsel is a partner of Foley & Lardner, which was paid $468,767 by the Company and its consolidated subsidiaries for legal services in 2004.
      Citigroup Inc. has publicly reported that it was the beneficial owner of 5.7% of the Common Stock at December 31, 2004. During 2004, the Company wrote mortgage insurance on loans purchased by an affiliate of Citigroup and purchased from and sold to an affiliate of Citigroup fixed income securities. These transactions occurred in the ordinary course of business. The premiums involved in the mortgage insurance were $2.4 million and the aggregate of the purchase and sale prices of the fixed income securities was $105.3 million.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock (other than certain investment advisers with respect to shares held for third parties), to file reports of their beneficial ownership of Company stock and changes in stock ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based in part on statements by the persons subject to Section 16(a), the Company believes that all Section 16(a) forms were timely filed in 2004, except as described below. One report was filed late by the Company on behalf of Patrick Sinks, Executive Vice President — Field Operations, covering a transaction in which 46 shares were used to satisfy tax withholding requirements in connection with the release of restricted shares to Mr. Sinks. One report was filed late by the Company on behalf of Joseph Komanecki, Senior Vice President, Controller and Chief Accounting Officer, covering two transactions in which a total of 69 shares was used to satisfy tax withholding requirements in connection with the release of restricted shares to Mr. Komanecki. Seven reports were filed late covering eleven transactions effected on behalf of Karl E. Case, a director of the Company, by an unrelated investment adviser to whom Dr. Case had given investment discretion. The transactions by the adviser in the Company’s stock were effected without the prior approval of Dr. Case as part of a program of investing the assets managed by the adviser. They involved a relatively small number of the total transactions effected by the adviser for Dr. Case’s account. The short swing profit resulting from these transactions was computed by the Company to be $422.05, and such amount was paid by Dr. Case to the Company pursuant to a written agreement between Dr. Case and the Company.
Item 2 — Approval of Amendments to the MGIC Investment Corporation 2002 Stock Incentive Plan
       Shareholders are being asked to approve amendments to the MGIC Investment Corporation 2002 Stock Incentive Plan (the “Plan”). Set forth below are the material features of the Plan and a summary of the proposed amendments to the Plan (collectively, the “Amendment”). Under the Amendment, the maximum number of shares that may be issued under the Plan would be reduced and the maximum number of shares that may be issued as restricted stock and restricted stock units would be increased. In addition, the Amendment prohibits the repricing of options, either by amending existing options to lower the exercise price or by granting new options in exchange for outstanding options, and eliminates the increase in shares available under the Plan that results from the forfeiture of certain shares awarded under the Company’s 1991 Stock Incentive Plan. See “Summary of the Amendment.”
      The Plan is included as Exhibit B to this Proxy Statement. Exhibit B is marked to show the changes to the Plan made by the Amendment; language deleted is struck through and language added is underlined. The descriptions of the Plan and the Amendment are summaries only and are subject to the actual provisions of Exhibit B.
Summary of Current Plan
      Except to the extent changed by the Amendment, the provisions described in the following summary of the Plan will continue in effect and, if shareholders do not approve the Amendment, will continue unchanged.
      General: The purpose of the Plan is to provide the benefits of additional incentive inherent in ownership of the Company’s Common Stock by executive officers, other key employees of the Company and non-employee directors, who are viewed by the Company as important to the Company’s success. The Plan helps the Company to compete with other organizations in obtaining and retaining the services of these persons. The persons who are eligible to receive awards under the Plan as described above are referred to as “eligible individuals” and the persons to whom awards are made under the Plan are referred to as “participants.” A “non-employee director” is a director of the company who is not an employee of the Company or any affiliate and is not a representative of a particular holder of the Company’s securities.
      The maximum number of shares of Common Stock which may be issued under the Plan is 10,000,000, plus an additional amount of shares that is the total of two components. The first component (the “Forfeited 1991 Plan Share Component”) is the number of shares covered by awards under the Company’s 1991 Stock Incentive Plan that were outstanding on March 1, 2002 but are subsequently forfeited. The 1991 Stock Incentive Plan was terminated when the 2002 Stock Incentive Plan was approved by shareholders at the 2002 Annual Meeting. As of March 1, 2005, 283,820 shares covered by awards under the 1991 Stock Incentive Plan had been added to the shares available under the Plan as a result of the Forfeited 1991 Plan Share Component. The second component (the “Purchased Share Component”) is the number of shares that must be purchased at a purchase price of not less than the fair market value of the shares as a condition to the award of restricted stock under the Plan. While the Common Stock is listed on an exchange, fair market value is the last reported sale price on the exchange.
      Shares awarded under the Plan that are subsequently forfeited or are used to satisfy income tax withholding requirements will not count against the limit on the maximum number of shares that may be issued under the Plan. During the years ended December 31, 2002, 2003 and 2004, 51,821, 124,283 and 227,272 shares, respectively, that had been awarded as restricted stock or stock options under the Plan and the 1991 Stock Incentive Plan were forfeited. During these years, 60,261, 13,194 and 56,295 additional shares, respectively, were used to satisfy income tax withholding requirements.
      The Plan provides for the award of stock options (“options”), stock appreciation rights (“SARs”), restricted stock and restricted stock units. Each type of award is described briefly below and they are referred to together as “awards.” No award may be granted after May 2, 2012.
      On March 1, 2005, the last reported sale price of the Common Stock on the New York Stock Exchange was $63.23. There are currently about 150 eligible individuals, of whom 10 are non-employee directors.
      Administration: The Plan is administered by a Committee of the Board, which currently is the Board’s Management Development, Nominating and Governance Committee. The Plan provides that each member of the Committee must be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Among other functions, the Committee has power (a) to select the participants from among the eligible individuals, (b) to determine the number of shares covered by awards, and (c) within the limits of the Plan, to set the terms of awards. The Plan authorizes the Committee to delegate its functions to any one or more of its members.
      Options and SARs: An option is the right to purchase a specified number of shares of Common Stock at a specified exercise price. An SAR is the right to receive, in cash or shares with equivalent value, the difference between the fair market value of a specified number of shares of Common Stock and a specified exercise price. The exercise price per share of Common Stock subject to an option or an SAR will be determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date the award is made.
      The term of an option or SAR will be determined by the Committee, but may not be more than ten years. Options and SARs will vest on such conditions as are determined by the Committee. Vesting means that an option or SAR may be exercised by the participant. Conditions to vesting can include remaining as an employee or non-employee director for a specified period or achievement of performance goals set by the Committee. The vesting of options that would vest at a later date if the participant remained with the Company may be accelerated to an earlier date if performance goals are satisfied.
      Options are exercised by payment in full of the exercise price, which may be paid in cash or by delivery of shares of Common Stock owned by the participant having a fair market value equal to the exercise price or by a combination of cash and shares. Options may also be exercised through sale of the shares received on exercise with sufficient proceeds from the sale remitted to the Company to pay the exercise price. While not required by the terms of the Plan, it is anticipated awards will generally provide that options and SARs that have not vested terminate upon termination of the participant’s employment, other than by reason of death. In the case of death, it is anticipated that awards will provide options and SARs will become fully vested.
      Options may be “incentive stock options” under the Code (“ISOs”) or options that are not ISOs. No more than 10,000,000 shares may be issued under options that are ISOs. This maximum would be reduced under the Amendment to 7,100,000 shares, of which 1,950,816 would represent awards outstanding at March 1, 2005 and the remainder (5,149,184) would be authority for new awards.
      Restricted Stock and Restricted Stock Units: Restricted stock is Common Stock that is not freely transferable to the participant until specified restrictions lapse or specified conditions are met. In this description, these restrictions and conditions are referred to together as restrictions. A restricted stock unit is the right to receive stock in the future, which right is subject to restrictions. The Plan authorizes the issuance of up to a total of 1,000,000 shares of restricted stock and stock issued under restricted stock units. This maximum would be increased under the Amendment to 5,900,000 shares, of which 883,916 would represent awards outstanding on March 1, 2005 and the remainder (5,016,084) would be authority for new awards. Restricted stock that is forfeited or upon vesting is used to satisfy income tax withholding requirements will not count against the limit on the maximum number of restricted shares.
      Restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose. In addition to restrictions, the Committee may condition an award of restricted stock on the participant’s purchasing shares of Common Stock and retaining the shares for a period specified by the Committee. While not required by the terms of the Plan, it is anticipated awards will generally provide that, upon termination of a participant’s employment during the applicable restriction period for any reason other than death, all shares of restricted stock and all restricted stock units still subject to restriction will be forfeited. Upon death of a participant, it is anticipated that the award will provide that the restrictions still in effect will immediately lapse and the person entitled to receive such shares under law will take them free and clear of any restriction. The Committee has authority, in its discretion, to waive in whole or in part, any restrictions with respect to shares of restricted stock or restricted stock units.
      Adjustments and Change of Control: In the event of any corporate transaction involving the Company, including any stock dividend, stock split, extraordinary cash dividend, recapitalization or merger, the Committee will have the authority to adjust the number and type of shares that may be issued under the Plan, including the limit on the number of shares of restricted stock and stock issued under restricted stock units, and any awards that are outstanding.
      Upon a change of control of the Company, as defined by the Committee and included in the agreement that will evidence the award, all awards become vested immediately and all restrictions will lapse.
      Maximum Awards and Transferability: The maximum number of shares covered by all awards made to any one employee is 2,000,000 shares. Unless otherwise provided by the Committee, no award may be transferred by any participant other than by will, by designation of a beneficiary or by the laws of descent and distribution.
      Amendment and Termination: The Board or the Committee may amend the Plan at any time. However, the approval of shareholders is required for amendments that increase the maximum number of shares that may be issued under the Plan; increase the maximum aggregate number of shares of restricted stock and stock issued under restricted stock units that may be issued under the Plan; increase the maximum number of shares covered by awards to any one employee; decrease the minimum option or SAR exercise price; or increase the maximum term of an option or SAR to more than ten years. Under the Amendment, the approval of shareholders is required for any change to the provisions of the Plan that prohibit option repricing without shareholder approval. The Board or the Committee may also terminate the Plan at any time. No amendment or termination of the Plan will adversely affect any award outstanding without the approval of the affected participant.
      Withholding: Not later than the date on which an amount with respect to an award first becomes includable in the income of a participant who is an eligible employee, the participant is required to pay to the Company or make arrangements satisfactory to the Company regarding the payment of any taxes required by law to be withheld with respect to such amount. The Committee may permit withholding obligations to be settled with shares of Common Stock, including shares of Common Stock that are part of an award that gives rise to the withholding requirement.
Certain Federal Income Tax Consequences of Options and SARs
      The grant of an option or SAR under the Plan will create no income tax consequences to the participant or the Company. A participant who is granted an option that is not an ISO will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the Common Stock at such time exceeds the exercise price. The value of the Common Stock or the amount of cash delivered on exercise of an SAR will also generally be ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the Common Stock on the date of exercise.
      In general, if an ISO is awarded to an employee, the participant holds the shares of Common Stock acquired on the exercise of the ISO for at least two years from the date of grant and one year from the date of exercise, and the participant remained an employee until at least three months before exercise, the participant will recognize no income or gain as a result of the exercise, except the alternative minimum tax may apply. Any gain or loss realized by the participant on the disposition of the Common Stock will be treated as long-term capital gain or loss. No deduction will be allowed to the Company. If the holding period requirements described above are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as capital gain.
Certain Federal Income Tax Consequences of Restricted Stock
      A participant will not recognize income upon the award of restricted stock that is subject to a substantial risk of forfeiture unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. An otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss. Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
      A participant may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award, determined without regard to any of the restrictions. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. An otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss. If a participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.
Securities Authorized for Issuance Under Equity Compensation Plans
      The table below sets forth certain information, as of March 1, 2005, about options outstanding under the Company’s 1991 Stock Incentive Plan and the Plan. Upon approval of the Plan at the 2002 Annual Meeting, no further awards could be made under the 1991 Stock Incentive Plan. Other than under these plans, no options, warrants or rights were outstanding at that date under any compensation plan or individual compensation arrangement of the Company. The Company has no compensation plan under which its equity securities may be issued that has not been approved by shareholders. Share units issued under the Deferred Compensation Plan for Non-Employee Directors (see “The Board of Directors and Its Committees — Compensation of Directors — Deferred Compensation Plan”), which have no voting power and can be settled only in cash, are not considered to be equity securities for this purpose.

Equity Compensation Plan Information

Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,480,224	$53.56	8,171,541	*
Equity compensation plans not approved by security holders	–0–	–0–	–0–
Total	3,480,224	$53.56	8,171,541	*

*	In addition, the Plan provides that the number of shares available is increased by the Purchased Share Component and the Forfeited 1991 Plan Share Component, as described under “Summary of Current Plan” above. The Amendment eliminates the Forfeited 1991 Plan Share Component, effective March 1, 2005.
      Comparable information as of December 31, 2004 may be found in note 11, “Shareholders’ equity and dividend restrictions” of the notes to the Company’s financial statements for the three years ended December 31, 2004 in the accompanying 2004 Annual Report to Shareholders.
New Plan Benefits
      The awards to be made in the future under the Plan giving effect to the Amendment are not determinable. The following table shows the awards made under the Plan for 2004 to the persons listed in the table.

	Dollar Value		Number of Shares

		Restricted		Restricted
Name	Options (1)	Stock (2)	Options	Stock

Curt S. Culver	1,734,400	3,156,389	80,000	47,157
J. Michael Lauer	585,360	1,110,682	27,000	16,622
Lawrence J. Pierzchalski	585,360	1,101,685	27,000	16,482
Patrick Sinks	867,200	1,439,489	40,000	21,420
Jeffrey H. Lane	585,360	1,039,867	27,000	15,520
Executive officers as a group	4,796,700	8,801,578	221,250	131,532
Non-executive officer directors as a group	-0-	883,040	-0-	13,343
Non-executive officer employees as a group	8,471,460	11,362,268	390,750	169,643

(1)	Options are valued as described under “Executive Compensation — Option Grants in 2004.”

(2)	Restricted stock is valued at the New York Stock Exchange closing prices on the dates of the awards.
Summary of the Amendment
      The Amendment would reduce the maximum number of shares of Common Stock which may be issued under the Plan and would increase the maximum number of shares which may be issued as restricted stock or in settlement of restricted stock units. The Company believes the increase is necessary to enable the Company to provide compensation under the Plan using substantially greater amounts of restricted stock and restricted stock units. The decrease in the maximum number of shares that may be issued under the Plan has been proposed to contain the aggregate cost of the Plan after the Amendment. The Amendment increases the number of shares of restricted stock and stock issued in settlement of restricted stock units from 1,000,000 to 5,900,000 shares. As of March 1, 2005, 16,660 shares remained available under the Plan for awards of restricted stock and restricted stock units, and 883,916 shares awarded as restricted stock or restricted stock units were outstanding.
      The Amendment also reduces the total number of shares of Common Stock which may be issued under the Plan, including restricted stock and restricted stock units awarded, from 10,000,000 to 7,100,000 shares, plus the additional amount of shares under the Purchased Share Component. Effective March 1, 2005, the Amendment eliminates the

Forfeited 1991 Plan Share Component under which the number of shares which may be issued under the Plan may increase. The Purchased Share Component and the Forfeited 1991 Plan Share Component are described under “Summary of Current Plan” above. As of March 1, 2005, 8,171,541 shares remained available for future awards of options and SARs under the Plan. If the Amendment is approved, the number of shares that would be available for future awards would be 5,149,184 shares. The number of shares subject to the Plan may be increased for changes in the outstanding shares of Common Stock as described under “Summary of Current Plan — Adjustments and Change of Control” above.
      The Amendment also prohibits the repricing of options, either by amending existing options to lower the exercise price or by granting new options having a lower exercise price in exchange for outstanding options having a higher exercise price, unless such repricing is approved by shareholders. The Company has not repriced options in the past.
      Approximately 140 employees are eligible for awards of options, SARs, restricted stock and restricted stock units under the Plan and there are currently 10 non-employee directors eligible for awards of restricted stock under the Plan.
Shareholder Vote Required
      The affirmative vote of a majority of the votes cast on the Amendment is required for adoption of the Amendment, provided that the total votes cast on the Amendment equal at least 50% of the number of shares entitled to vote at the Annual Meeting. Shares represented by proxies that reflect abstentions and shares referred to as “broker non-votes” will not be treated as “votes cast.”
      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT. PROXIES WILL BE VOTED FOR APPROVAL, UNLESS INDICATED OTHERWISE ON THE PROXY.
Item 3 — Approval of a Performance Formula for Annual Bonus Awards to the Company’s CEO and Other Executive Officers
       Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company may not deduct compensation in excess of $1 million paid in a year to a person who on the last day of that year is the CEO or is among the four highest paid executive officers other than the CEO for that year unless such compensation meets certain requirements. Among these requirements are that such compensation must be payable solely on account of the attainment of a preestablished, objective performance goal. As a result, the Company is asking shareholders to approve a performance formula for annual bonus awards for 2005 and subsequent years under the Company’s bonus program covering the Chief Executive Officer and other persons who are executive officers of the Company under the rules of the Securities and Exchange Commission.
      With the exception of the proposed formula, which has been approved by the Management Development, Nominating and Governance Committee of the Company’s Board (the “Committee”), the annual bonus program for 2005 has not yet been finally determined by the Committee. The Committee expects that the 2005 program for the CEO and the Company’s other executive officers will provide a cash bonus opportunity for the CEO of up to 300% of his year-end 2005 base salary (at the date of this Proxy Statement, Mr. Culver’s base salary was $750,000), up to 225% of year-end base salary for other executive officers named in the Summary Compensation Table (at the date of this Proxy Statement, the base salaries of Messrs. Lauer, Pierzchalski, Sinks and Lane were $378,000, $371,000, $365,000 and $303,000, respectively), and up to 180% of year-end base salary for other executive officers. The Committee also expects that, as in past years, the CEO and the other executive officers will be able to make an election to receive up to one-third of the bonus that would otherwise be paid in cash in the form of restricted stock having an equivalent market value at the time of the award. If restricted stock is elected, the Company will award one and one-half matching shares for each restricted share elected. See “Report of the Management Development, Nominating and Governance Committee on Executive Compensation — Annual Performance Bonus” elsewhere in this Proxy Statement.
Performance Formula
      The proposed performance formula would limit bonuses to the CEO and to each executive officer (including the value of restricted stock awarded to the officer, as described above) to 0.75% of the sum of (a) the Company’s pre-tax income, excluding extraordinary items and realized gains, and (b) the pre-tax contribution to the Company from joint ventures. The Company’s pre-tax income and the pre-

tax joint venture contribution will be determined by the Committee from the Company’s consolidated financial statements for the fiscal year for which the bonus is being paid. The formula will limit the maximum bonus that may be paid to the CEO and to each executive officer for such year. The Committee has discretion to pay bonuses in a lower amount.
      Historically, the annual bonus awards to the CEO and the other executive officers of the Company have been determined by the Committee in January of each year. The Committee has approved actual bonus amounts paid based upon, among other factors, the achievement of goals in the Company’s financial plan for the year and the performance of the individual officer. Accordingly, the bonus compensation for 2005 and subsequent years to be paid to the CEO and other executive officers cannot be determined at this time. Had the proposed formula been in effect with respect to the bonuses paid for 2004 performance to the CEO and the other executive officers named in the Summary Compensation Table, the Committee believes the bonuses paid would have been the same as those shown for these persons in the Table for 2004 (including the portion shown in the “Restricted Stock Awards” column) and would have been $4,946,846 for all current executive officers as a group.
Shareholder Vote Required
      The affirmative vote of a majority of the votes cast on the performance formula item is required for approval. Shares represented by proxies that reflect abstentions and shares referred to as “broker non-votes” will not be treated as “votes cast.”
      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PERFORMANCE FORMULA. PROXIES WILL BE VOTED FOR APPROVAL, UNLESS INDICATED OTHERWISE ON THE PROXY.
Item 4 — Ratification of Appointment of Independent Accountants
       The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) as independent accountants of the Company for the fiscal year ending December 31, 2005. Shareholders are being asked to ratify this appointment at the Annual Meeting. A representative of PwC is expected to attend the meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees
      For the years ended December 31, 2003 and December 31, 2004, PwC billed the Company fees for services of the following types:

	2003	2004

Audit Fees	$503,000	$939,788
Audit-Related Fees	64,440	26,300
Tax Fees	33,250	96,826
All Other Fees	97,250	12,000

Total Fees	$697,940	$1,074,914
      “Audit Fees” includes PwC’s review of the Company’s quarterly financial statements. “Audit-Related Fees” is comprised of work relating to securities offerings in which the Company’s or MGIC’s financial statements were included and advice regarding GAAP accounting. “Tax Fees” is comprised of tax compliance services provided to certain employees of the Company, and for 2004 also includes tax analysis services related to a potential Company transaction. “All Other Fees” is comprised of actuarial services relating to employee benefits and other actuarial services.
      The rules of the Securities and Exchange Commission regarding auditor independence provide that independence may be impaired if the auditor performs services without the approval (or pre-approval) of the Audit Committee in advance. The Audit Committee’s policy regarding approval and pre-approval of services by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee’s approving at its February meeting a schedule of other services expected to be performed during the ensuing year. If the Company desires the auditor to provide a service that is not in either category, the service may be presented for approval by the Committee at its next meeting or may be approved by the Chairperson (or another Committee member designated by the

Chairperson). The Committee is periodically provided with information about fees paid for services that have been approved and pre-approved.
      The rules of the Securities and Exchange Commission regarding auditor independence provide an exception to the approval and pre-approval requirement if services are subsequently approved by an audit committee under a de minimis exception. The de minimis exception was not used in 2004.
Shareholder Vote Required
      The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as independent accountants. Abstentions and “broker non-votes” will not be counted as “votes cast.”
      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PwC AS INDEPENDENT ACCOUNTANTS. PROXIES WILL BE VOTED FOR RATIFICATION, UNLESS INDICATED OTHERWISE ON THE PROXY.
Other Matters
Shareholder Proposals
      Any shareholder who wants to include a proposal in the proxy material for the Company’s 2006 Annual Meeting must submit the proposal to the Company on or before December 1, 2005. The rules of the Securities and Exchange Commission also establish other requirements for shareholder proposals of this type.
      Under the Company’s Bylaws, a shareholder who wants to bring business before the Annual Meeting of Shareholders, other than a proposal included in the Company’s proxy material, or who wants to nominate directors at the Annual Meeting must satisfy the following requirements: (1) be a shareholder of record entitled to vote at the Annual Meeting and also be a shareholder of record at the time the following notice is given; and (2) give notice to the Company’s Secretary in writing that is received at the Company’s principal offices not less than 45 days nor more than 70 days before the first anniversary of the date set forth in the Company’s proxy statement for the prior Annual Meeting as the date on which the Company first mailed such proxy materials to shareholders. For the 2006 Annual Meeting, the relevant dates are no later than February 14, 2006 and no earlier than January 20, 2006.
      In the case of business other than nominations for directors, the notice must, among other requirements, briefly describe such business, the reasons for conducting the business and any material interest of the shareholder in such business. In the case of director nominations, the notice must, among other requirements, give various information about the nominees, including information that would be required to be included in a proxy statement of the Company had each such nominee been proposed for election by the Board of Directors of the Company.
Manner And Cost Of Proxy Solicitation
      The cost of soliciting proxies will be paid by the Company. In addition to soliciting proxies by mail, employees of the Company may solicit proxies by telephone, facsimile or personal interview. The Company also has engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $8,000, plus expenses, including charges by brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the Company’s Common Stock.
Other Business
      At the date of mailing of this Proxy Statement, the Board of Directors knew of no other business to be presented at the Annual Meeting. Under the Company’s Bylaws as described under “Other Matters — Shareholder Proposals,” because no notice of any other business was given to the Company, no business may be brought before the Annual Meeting by a shareholder.

EXHIBIT A
MGIC INVESTMENT CORPORATION
Audit Committee Charter
Purpose and Authority
       The purpose of the Audit Committee is to assist the oversight by the Company’s Board of Directors of:

•	the integrity of the Company’s financial statements,

•	the qualifications, independence and performance of the independent accountants,

•	the performance of the Company’s internal audit function, and

•	the Company’s compliance with legal and regulatory requirements.
      The Committee shall also provide the report of the Committee to be included in the Company’s proxy statement under the rules of the Securities and Exchange Commission (“SEC”).
      Within the scope of its purpose, the Committee shall have unrestricted access to any of the Company’s activities and personnel. Within the scope of its purpose, the Committee has authority to retain persons from within or outside the Company as necessary in its judgment to assist or advise the Committee, and the Company shall provide funds to pay the costs and expenses of persons so retained. In addition, the Company shall provide funds to pay the compensation of the independent accountants appointed by the Committee and the ordinary administrative expenses of the Committee.
      Notwithstanding the Committee’s purpose as set forth above, the ultimate responsibility for the integrity, completeness and fairness of the Company’s financial statements rests with the Company’s management. The independent accountants are intended to be the primary check on management’s performance in this regard. Furthermore, the ultimate responsibility for the Company’s compliance with legal and regulatory requirements also rests with the Company’s management.
Structure
       The Committee shall be comprised of three or more directors, each of whom shall be independent under Sections I. B. (Composition of the Board — Independence) and III. A. (Committees of the Board — Standing Committees) of the Company’s Corporate Governance Guidelines (the “Guidelines”). All members of the Committee shall have the ability to read and understand fundamental financial statements, and shall meet the requirements for audit committee membership of the New York Stock Exchange.
      As contemplated by the Guidelines, the members of the Committee shall be appointed annually by the Board, and the Board shall appoint one of the members as Chairperson for the Committee.
Duties And Responsibilities
       Subject to the considerations referred to in the final paragraph under “Purpose and Authority” above, the Audit Committee shall perform the duties listed below. The degree of effort the Committee devotes to the performance of any particular duty shall be determined in the judgment of the Committee. It is expressly recognized that, unless the Committee decides otherwise or except as provided below, some duties need not be performed each year.
       1. Appoint and compensate the independent accountants (subject to ratification by the shareholders, if the Committee deems such ratification appropriate in the circumstances), oversee the work of the independent accountants, and, if appropriate, discharge such firm. The independent accountants shall report directly to the Committee.
       2. Pre-approve the audit and non-audit services to be performed by the independent accountants pursuant to the Committee’s “Audit and Non-Audit Services Approval and Pre-Approval Policy”, in each case, giving consideration to the effect on the accountant’s independence of performing the service. Prior to the annual audit, discuss with the independent accountants the planning and staffing of the audit. Review fees associated with audit and non-audit services performed by the independent accountants quarterly.
       3. Annually obtain and review a written statement from the independent accountants describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company. Discuss with the independent accountants any disclosed relationships or services that may impact the independence of the independent accountants, and take appropriate action to satisfy the Committee of the independence of the independent accountants. Review any other matters of which the Committee becomes aware which would impair the independence of the independent accountants.
       4. After completion of the annual audit and prior to the filing of the audited financial statements with the SEC, review with the independent accountants the results of the audit of the financial statements and discuss matters required to be communicated to audit committees in accordance with SAS 61, including any difficulties or disputes with management encountered during the audit and management’s response. Consider the independent accountants’ judgments regarding the quality and appropriateness of the Company’s accounting principles as applied in the financial statements, including reviewing the accountants’ report of critical accounting policies used in the audited financial statements and alternative treatments within GAAP for material items that were discussed by the accountants and management.
       5. Appoint the actuary who will render the Statement of Actuarial Opinion on the Company’s loss and loss adjusting expense reserves. Obtain and review the actuary’s report and Statement of Actuarial Opinion.
       6. Review the financial information included in the annual earnings release with management and the independent accountants prior to release to the public. Review the annual financial statements and a draft of the annual Management’s Discussion and Analysis with management and the independent accountants. Recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
       7. Review the financial information included in the quarterly earnings release with management prior to release to the public. Discuss with management the types of information to be included in the Company’s earnings releases and in any earnings guidance. Discuss with the independent accountants and management the Company’s quarterly financial statements and Management’s Discussion and Analysis covering the quarterly financial statements, and discuss with the independent accountants certain matters required to be communicated to audit committees in accordance with SAS 61, in each case prior to the Company’s filing of Form 10-Q.
       8. Review the material activities of the internal audit function, including:

•	the appointment, performance and, if appropriate, dismissal of the Internal Audit Director.

•	Internal Audit’s charter.

•	Internal Audit’s annual audit plan and changes thereto, and coordination with the independent accountants.

•	any difficulties encountered in the course of their audits, including any restrictions on the scope of work performed or access to required information.

•	Internal Audit’s independence and effectiveness.

•	Internal Audit’s resources and expertise.

•	corrective actions taken by management to address the findings and recommendations of the internal auditors.
       9. Review with management and the independent accountants:

•	significant accounting and financial reporting developments (including significant changes in the selection or application of accounting principles) and their impact on the Company’s financial statements.

•	significant matters relating to the Company’s income tax filings.
      10. Review the Company’s processes for assessing risks (other than those reviewed by the Risk Management and Securities Investment Committees of the Board) and the effectiveness of the Company’s system of internal controls in place to manage the risks through a review of the reports of the independent accountants and the internal auditors, and discussions with management, the Internal Audit Director, and the independent accountants.

      11. Review with management, the Internal Audit Director, and the independent accountants the Company’s annual assessment of internal control over financial reporting and the independent accountant’s attestation and report regarding the Company’s assessment prior to filing of Form 10-K.
      12. Review significant reports of examinations made by regulatory agencies and management’s responses thereto.
      13. Review with management the adequacy of statements of policy regarding conflicts of interest and business conduct, the means used to monitor compliance and address exceptions, and the results of monitoring programs.
      14. Review with the Company’s counsel and compliance officer the processes for monitoring compliance with laws and regulations, and review any legal, regulatory and compliance matters that could have a material impact on the Company’s financial statements.
      15. Review the policies, procedures and audit results associated with officers’ expenses.
      16. Provide the report of the Committee to be included in the Company’s proxy statement under the rules of the SEC.
      17. Report after each Committee meeting a summary of the Committee’s activities to the Board of Directors.
      18. Annually evaluate the performance of the Committee by completing a self-assessment.
      19. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and review any such complaints received by the Company.
      20. Meet separately, periodically, with management, the Internal Audit Director, and the independent accountants and at least annually with the General Counsel.
      21. Set hiring policies for employees or former employees of the independent accountants.
      22. Review the Form 11-K filing associated with the Company’s Profit Sharing and Savings Plan.
      23. Review this charter annually. Submit any proposed changes to the charter resulting from the review to the Board of Directors for approval.
Meetings
       The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall also meet telephonically to review the financial information contained in the Company’s quarterly and annual earnings releases, and the financial statements and Management’s Discussion and Analysis contained in the Company’s Form 10-Q and Form 10-K. The Internal Audit Director will act as Committee Secretary and prepare minutes of the meetings. After the minutes are approved by the Committee, a copy will be sent to the Secretary of the Company for filing in the Company’s minute books. The approved minutes of the Committee, as is the case with the minutes of all of the Committees of the Board, are available for review by any interested Director.
      The internal auditors, independent accountants and representatives of management shall meet alone with the Committee periodically and have the authority and are expected to contact the Committee on any matters requiring its attention. As necessary or desirable, the Chairperson may request that members of management, the Internal Audit Director and representatives of the independent accountants be present at Committee meetings.

EXHIBIT B
MGIC INVESTMENT CORPORATION
2002 Stock Incentive Plan
Section 1
General
      1.1.     Purpose. The MGIC Investment Corporation 2002 Stock Incentive Plan (the “Plan”) has been established by MGIC Investment Corporation (the “Company”) to secure for the Company and its Subsidiaries the benefits of the additional incentive inherent in the ownership of the Company’s Common Stock, $1.00 par value (the “Stock”), by certain executive officers and other key employees of the Company and its Subsidiaries and by Non-Employee Directors of the Company, all of whom are important to the success and the growth of the business of the Company, and to help the Company secure and retain the services of such persons.
      1.2.     Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
      1.3.     Definitions. Capitalized terms in the Plan are defined as set forth in the Plan (including the definition provisions of subsection 8.1 of the Plan).
Section 2
Options and SARs
      2.1.     Definitions.
           (a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. An “NQO” is an Option that is not intended to be such an “incentive stock option.”
           (b) A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 4.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.
      2.2.     Exercise Price. The “Exercise Price” of each Option and SAR granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
      2.3.     Exercise. An Option and an SAR shall be exercisable in accordance with such terms, conditions, restrictions and contingencies, including those governing the period(s) during which such Awards may be exercised, as the Committee shall determine, except that the term of an Option and an SAR may not exceed ten years.
      2.4.     Payment of Exercise Price. The payment of the Exercise Price of an Option shall be subject to the following:
           (a) Except as provided in the remainder of this subsection 2.4, the entire Exercise Price for shares of Stock purchased upon the exercise of an Option shall be paid at the time of such exercise.
           (b) The Exercise Price shall be payable in cash or by tendering, through either actual delivery of shares or through attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day prior to the day of exercise (or if the Committee determines, as of the day of exercise), or in any combination of such shares and cash, as determined by the Committee.
           (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of an exercise arrangement described in the preceding sentence, payment of the Exercise Price may be made as soon as practicable after the exercise.
      2.4.     Repricing Prohibited Without Shareholder Approval. Without the approval of the Company’s shareholders, the Exercise Price of an Option that has been granted shall not be reduced nor shall a new Option be granted with an Exercise Price that is lower than an outstanding Option for which such new Option is exchanged.
Section 3
Restricted Stock And Restricted Stock Unit Awards
      3.1.     Definitions. A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.
      3.2.     Restrictions on Awards. Each Restricted Stock Award and Restricted Stock Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including the satisfaction of conditions that must be satisfied prior to the grant of the Award, such as a condition that to receive the Award, the Participant must purchase, and retain for a specified period, shares of Stock. Stock that must be purchased as a condition to the receipt of a Restricted Stock Award or a Restricted Stock Unit Award is referred to as “Purchased Stock.” Purchased Stock shall be deemed to be issued or sold by the Company under the Plan.
Section 4
Operation And Administration
      4.1.     Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 2002 annual meeting of shareholders, the Plan shall be effective as of the date of such meeting (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards are outstanding. However, except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary, no Awards may be granted after the ten-year anniversary of the Effective Date.
      4.2.     Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
           (a) The shares of Stock may be authorized but unissued shares or treasury shares. As used herein, the term “issued” and similar terms include treasury shares delivered under an Award.
           (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) ~~10,000,000~~ 7,100,000 shares of Stock; ~~(ii) all shares of stock subject to awards granted under the Company’s 1991 Stock Incentive Plan to the extent that, after March 1, 2002, such shares are forfeited, or the Award terminates, expires or is cancelled and the shares covered by the terminated, cancelled or expired Award cannot be delivered;~~ and (~~i~~ii) all Purchased Stock which is purchased for cash, or in exchange for shares of Stock if, in either case, the purchase price per share of such Purchased Stock is at least equal to 100% of the Fair Market Value of the Stock on the date of the Award related to such Purchased Stock.
           (c) Subject to subsections 4.2(d) and (e), the following additional limits are imposed under the Plan.
                     (i) The maximum number of shares that may be covered by Awards granted to any one employee shall be 2,000,000 shares. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limit of this clause (i). If an Award is terminated, cancelled or expires, or the shares under an Award are forfeited, the number of shares subject to the Award shall be counted for purposes of applying such limit.
                     (ii) The maximum number of shares that may be issued under Options intended to be ISOs shall be ~~10,000,000~~ 7,100,000 shares. The maximum number of shares that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Restricted Stock and Restricted Stock Unit Awards) shall be ~~1,000,000~~ 5,900,000 shares.
           (d) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, or expires, or if the shares are delivered but subsequently forfeited, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii). If the Exercise Price of any Option is satisfied by tendering shares of Stock to the Company (by either actual tender or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii).
           (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the shares of Stock that may be issued under the Plan and may also adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.
      4.3.     General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
           (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or make any other distribution of benefits unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any stock exchange or similar entity.
           (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
      4.4.     Tax Withholding. Delivery of shares of Stock or other amounts under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other amounts under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.
      4.5.     Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.
      4.6.     Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.
      4.7.     Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the

Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award settlement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.
      4.8.     Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
      4.9.     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
      4.10.     Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided, or otherwise made available, to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.
      4.11.     Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.
      4.12.     Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
      4.13.     Limitation of Implied Rights.
           (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
           (b) The Plan does not constitute a contract of employment, in the case of a Participant who is an employee, or an agreement to renominate a director as a director, in the case of a Participant who is a Non-Employee Director, and selection as a Participant will not give any participating employee or Non-Employee Director the right to be retained in the employ, or remain a director, of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.
      4.14.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 5
Change In Control
      Subject to the provisions of subsection 4.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:
           (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.
           (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.
           (c) All Restricted Stock and Restricted Stock Units shall become fully vested.
Section 6
Committee
      6.1.     Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist of at least two members and shall be appointed from among the members of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. Additionally, the Committee shall be constituted so as to satisfy at all times the outside director requirement of Code Section 162(m) and the regulations thereunder. Unless otherwise determined by the Board, the Committee shall be the Management Development, Nominating and Governance Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
      6.2.     Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
           (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.
           (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
           (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
           (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan, including an adjustment under subsection 4.2(e), is final and binding on all persons. Except to the extent precluded by applicable law governing discrimination in employment, decisions made by the Committee under the Plan need not be uniform with respect to Participants notwithstanding that Participants are similarly situated.
      6.3.     Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
      6.4.     Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 7
Amendment And Termination
      The Board or the Committee may, at any time, amend or terminate the Plan, except that the Board may amend the Plan to prohibit or restrict the Committee’s power to amend or terminate the Plan after the time at which such amendment is adopted by the Board, and any such amendment by the Board shall not be subject to change by the Committee. Notwithstanding the foregoing sentence, (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary of the former Participant), adversely affect the rights of any Participant or beneficiary under any Award prior to the date such amendment is adopted; (ii) no amendment may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(c), ~~or~~ decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2, ~~or~~ increase the maximum term of an Option or SAR from the maximum term set forth in subsection 2.3 or amend section 2.4 unless any such amendment is approved by the Company’s shareholders. Adjustments pursuant to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 7.
Section 8
Defined Terms And Governing Law
      8.1.     Defined Terms. In addition to the other definitions contained herein, the following definitions shall apply:
           (a) Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards.
           (b) Board. The term “Board” shall mean the Board of Directors of the Company.
           (c) Change in Control. The term “Change in Control” shall mean a change in control of the Company, as defined in the Award Agreement.
           (d) Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
           (e) Eligible Individual. The term “Eligible Individual” shall mean any executive officer or other key employee of the Company or a Subsidiary and any Non-Employee Director. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or a Subsidiary, provided that such Award shall not become vested prior to the date the employee first performs such services.
           (f) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:
                     (i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the last reported sale price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.
                     (ii) If the last sale price is not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.
                     (iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the “Fair Market Value” of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the “Fair Market Value” of the Stock shall be determined in good faith by the Committee.
           (g) Non-Employee Directors. The term “Non-Employee Director” means a member of the Board who is not an employee of the Company, any Subsidiary or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a particular holder of any class of securities of the Company.
           (h) Subsidiary. The term “Subsidiary” and its plural means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.
      The following terms are defined where indicated below:

Award Agreement	— Subsection 4.10
Committee	— Subsection 6.1
Exercise Price	— Subsection 2.2
ISO	— Subsection 2.1	(a)
NQO	— Subsection 2.1	(a)
Option	— Subsection 2.1	(a)
Participant	— Subsection 1.2
Purchased Stock	— Subsection 3.2
Stock	— Subsection 1.1
Restricted Stock	— Subsection 3.1
Restricted Stock Unit	— Subsection 3.1
SAR	— Subsection 2.1	(b)
      8.2.     Governing Law. This Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may be brought and determined only in a state court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

MGIC INVESTMENT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 12, 2005
9:00 a.m. Central Time

MARCUS CENTER FOR THE PERFORMING ARTS
929 North Water Street
Milwaukee, WI

MGIC Investment Corporation P.O. Box 488 Milwaukee, WI 53201	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2005.

The undersigned hereby appoints CURT S. CULVER and J. MICHAEL LAUER, and either one of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of MGIC Investment Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on Thursday, May 12, 2005, at 9:00 a.m. Central Time, and at any adjournment.

The undersigned acknowledges receipt of the Corporation’s Notice of Annual Meeting, Proxy Statement and 2004 Annual Report.

Notice to Participants in the Corporation’s Profit Sharing and Savings Plan and Trust: As a participant in the MGIC Investment Corporation Profit Sharing and Savings Plan and Trust (the “Plan”), you have the right to instruct the Plan Trustee how to vote the shares of the Corporation’s Common Stock allocated to your account. If you sign, date and return this card in the enclosed reply envelope and it is received by the Plan Trustee at least five days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with the voting choices you specify on the reverse side. You may revoke your instructions by delivering a signed proxy card with a later date to the Plan Trustee at least five days before the Annual Meeting. If your instructions are not timely received or if you do not respond, shares held in your account will be voted by the Plan Trustee in accordance with the Plan and applicable law.

See reverse for voting instructions.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

òPlease detach hereò

The Board of Directors Recommends a Vote FOR All Nominees Listed in Item 1 and FOR Items 2, 3 and 4.

1.	Election of directors:	01 Mary K. Bush	03 Kenneth M. Jastrow, II	☐	Vote FOR all nominees			☐	Vote WITHHELD
		02 David S. Engelman	04 Daniel P. Kearney		(except as marked)				from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve amendments to the MGIC Investment Corporation 2002 Stock Incentive Plan.			☐	For	☐	Against	☐	Abstain

3.	Approve a performance formula for maximum annual bonus awards.			☐	For	☐	Against	☐	Abstain

4.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Corporation.			☐	For	☐	Against	☐	Abstain

5.	In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

Address Change? Mark Box ☐ Indicate changes below:				Date

Signature(s) in Box
Please sign exactly as your name appears to the left. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title.